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                                                                    EXHIBIT 10.3

         CONFIDENTIALITY, NON-COMPETITION AND NON-SOLICITATION AGREEMENT


         CONFIDENTIALITY, NON-COMPETITION AND NON-SOLICITATION AGREEMENT dated March 23, 2005 (the "AGREEMENT") by and between, Pacific Ethanol, Inc., a Delaware corporation (the "COMPANY") and ______________, an individual (the "EXECUTIVE").

                                    RECITALS

         WHEREAS, Accessity Corp., a New York corporation ("ACCESSITY") has entered into a Share Exchange Agreement (the "SHARE EXCHANGE AGREEMENT") by and among Accessity; Pacific Ethanol, Inc., a California corporation ("PEI"); Kinergy Marketing, LLC, an Oregon limited liability company ("KINERGY"); ReEnergy, LLC, a California limited liability company ("REENERGY," and together with PEI and Kinergy, the "ACQUIRED COMPANIES"); each of the shareholders of PEI (collectively, the "PEI SHAREHOLDERS"); each of the holders of options or warrants to acquire shares of common stock of PEI (collectively, the "PEI WARRANTHOLDERS"); each of the limited liability company members of Kinergy identified on the signature pages hereof (collectively, the "KINERGY Members"); each of the limited liability company members of ReEnergy identified on the signature pages hereof (collectively, the "REENERGY MEMBERS"); and

         WHEREAS, immediately prior to the closing of the Share Exchange Agreement, Accessity will merge with and into the Company; and

         WHEREAS, the Executives, pursuant to the Share Exchange Agreement, are transferring their respective interests in one or more of the Acquired Companies in exchange for common stock shares of the Company; and

         WHEREAS, the Company wishes to protect the confidential information of the Company and to protect against the Executive's skills, knowledge, experience, ideas and influence for the benefit of a competitor of the Company. Executive is willing to enter into an agreement to provide such protection to the Company upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties agree as follows.

         1. CONFIDENTIALITY, NON-COMPETITION AND NON-SOLICITATION.

                  (a) Executive acknowledges that: the business manufacturing, distributing, reselling and brokering Ethanol and/or other alternative fuels (the "BUSINESS") is intensely competitive and Executive's former interest in one or more of the Acquired Companies and/or the Executive's former and current position with the Company has exposed, and will continue to expose the Executive to knowledge of confidential information of the Company; the direct and indirect disclosure of any such confidential information to existing or potential


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competitors of the Company would place the Company at a competitive disadvantage and would do damage, monetary or otherwise, to the Company's Business; and the engaging by Executive in any of the activities prohibited by this Agreement may constitute improper appropriation and/or use of such information and trade secrets. Executive expressly acknowledges the trade secret status of the confidential information and that the confidential information constitutes a protectable business interest of the Company. Confidential information and trade secrets include, but are not limited to, customer and client lists, price lists, marketing and sales strategies and procedures, operational and equipment techniques, business plans and systems, quality control procedures and systems, special projects and technological research, including projects, research and reports for any entity or client or any project, research, report or the like concerning sales or manufacturing or new technology, employee compensation plans and any other information relating thereto, and any other records, files, drawings, inventions, discoveries, applications or processes which are not in the public domain (all the foregoing shall be referred to herein as the "CONFIDENTIAL INFORMATION").

                  (b) For purposes of this Agreement, the term "COMPANY" shall be construed to include the Company and its current and future subsidiaries and affiliates engaged in the Business.

                  (c) From and after the Closing Date of the Share Exchange Agreement (the "EFFECTIVE TIME"), Executive shall not, directly or indirectly, whether individually, as a director, stockholder, owner, partner, employee, principal or agent of any business, or in any other capacity, make known, disclose, furnish, make available or utilize any of the confidential information of the Company other than in the proper performance of the duties contemplated thereafter, or as required by a court of competent jurisdiction or other administrative or legislative body; PROVIDED THAT, prior to disclosing any of the confidential information to a court or other administrative or legislative body, Executive shall promptly notify the Company so that it may seek a protective order or other appropriate remedy. Executive agrees to return all confidential information, including all photocopies, extracts and summaries thereof, and any such information stored electronically on tapes, computer disks or in any other manner to the Company at any time upon request by the Company and upon the termination of his engagement for any reason.

                  (d) From the Effective Time until the fifth anniversary of the Effective Time (the "NON-COMPETITION Period"), Executive shall not engage in Competition (as defined below) with the Company. For purposes of this Agreement, "COMPETITION" by Executive shall mean Executive's engaging in, or otherwise directly or indirectly being employed by or acting as a consultant or lender to, or being a director, officer, employee, principal, licensor, trustee, broker, agent, stockholder, member, owner, joint venturer or partner of, or permitting his name to be used in connection with the activities of any other business or organization which is engaged in the same business as the Business of the Company as the same shall be constituted at any time on the date hereof; PROVIDED THAT, it shall not be a violation of this Agreement for Executive to


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(i) become the registered or beneficial owner of less than five percent (5%) of any class of the capital stock of a competing corporation registered under the Securities Exchange Act of 1934, as amended or (ii) be employed by an entity that engages in the same business as the Business of the Company, so long as Executive does not directly perform services for or work within a division or business unit of such entity that engages in such business.

                  (e) Without limiting the generality of the foregoing, during the Non-Competition Period, Executive agrees that he will not, directly or indirectly, for his benefit or for the benefit of any other person, firm or entity, do any of the following:

                           (i) solicit from any customer doing business with the
Company business of the same or of a similar nature to the Business conducted between the Company and such customer;

                           (ii) solicit the employment or services of any person
who during the Non-competition Period is employed by or a consultant to the Company; or

                           (iii) make any statements or comments of a defamatory
or disparaging nature to third parties regarding the Company or its officers, directors, personnel, products or services.

                  (f) Executive acknowledges that this Agreement is being entered into in connection with the consummation of the transactions contemplated by the Share Exchange Agreement, that Executive's agreement to the terms set forth herein are a critical inducement to the entering into the Share Exchange Agreement by the parties thereto, that the disclosure of the Confidential Information by the Executive and/or breach of the non-solicitation restrictions listed above are of a special and unique character, which gives this Agreement a particular value to the Company, the loss of which may not be reasonably or adequately compensated for by damages in an action at law, and that a material breach by the Executive of any of the provisions contained herein will cause the Company irreparable injury. Executive therefore agrees that the Company shall be entitled, in addition to any other right or remedy, to a temporary, preliminary and permanent injunction, without the necessity of proving the inadequacy of monetary damages or the posting of any bond or security, enjoining or restraining Executive from any such violation.

                  (g) Executive further acknowledges and agrees that due to the uniqueness of the Confidential Information the Executive will possess, the covenants set forth herein are reasonable and necessary for the protection of the business and goodwill of the Company; and it is the intent of the parties hereto that if in the opinion of any court of competent jurisdiction any provision set forth in this Agreement is not reasonable in any respect, such court shall have the right, power and authority to modify any and all such provisions as to such court shall appear not unreasonable and to enforce the remainder of this Agreement as so modified.

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         2. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the parties with respect to its subject matter and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between any of them and neither party shall be bound by any term or condition other than as expressly set forth or provided for in this Agreement. This Agreement may not be changed or modified nor may any of its provisions be waived, except by an agreement in writing, signed by the parties hereto.

         3. WAIVER. The failure of any party to this Agreement to enforce any of its terms, provisions or covenants shall not be construed as a waiver of the same or of the right of such party to enforce the same. Waiver by any party hereto of any breach or default by any other party of any term or provision of this Agreement shall not operate as a waiver of any other breach or default.

         4. SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of the Agreement shall not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.

         5. NOTICES. Any notice given hereunder shall be in writing and shall be deemed to have been given when delivered by messenger or courier service (against appropriate receipt), or mailed by registered or certified mail (return receipt requested), addressed as follows.

         If to the Company:                   Pacific Ethanol, Inc.
                                              5711 N. West Avenue
                                              Fresno, CA  93711

         with a copy to:                      Rutan & Tucker, LLP
                                              611 Anton Boulevard,  14th Floor
                                              Costa Mesa, CA  92626
                                              Attn:  Larry A. Cerutti, Esq.

         If to Executive:                     ___________________________
                                              ___________________________
                                              ___________________________

or at such other address as shall be indicated to either party in writing. Notice of change of address shall be effective only upon receipt.

         6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles.

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         7. DESCRIPTIVE HEADINGS. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         8. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original for all purposes but which, together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written below.

PACIFIC ETHANOL, INC.                            EXECUTIVE


By:________________________                      By:__________________________


Name:______________________                      Name:________________________


Title:_____________________


Date:______________________                      Date: _______________________


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